Exhibit 99.1

_____________________ FAUQUIER BANKSHARES, INC. Deeply rooted in our community. April 2009

Safe Harbor Statement In addition to the historical information contained herein, this report contains forward-looking statements. Forward-looking statements are based on certain assumptions and describe future plans, strategies, and expectations of the Company, and are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," or similar expressions. Although we believe our plans, intentions, and expectations reflected in these forward- looking statements are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and actual results could differ materially from those contemplated. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the Bank's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements in this report, and you should not place undue reliance on such statements, which reflect our position as of the date of this report. For additional discussion of risk factors that may cause our actual future results to differ materially from the results indicated within forward-looking statements, please refer to "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008. 2 FAUQUIER BANKSHARES, INC.

Table of Contents Who We Are Market Area Financial Condition Financial Performance and Goals Building Shareholder Value 3 FAUQUIER BANKSHARES, INC.

Who We Are 4 FAUQUIER BANKSHARES, INC.

Fauquier Bankshares, Inc. Founded 1902 Headquartered Warrenton, Virginia (50 miles west of Washington, D.C.) (8 branch locations - expanding in 2009) Total Assets $514.5 Million Shares Outstanding 3,564,317 Insider Ownership 6.42% 1 Institutional Ownership 12.29% 2 (9.19% held by Royce & Associates, LLC3) Shareholders Approx. 500 + "street" (Over 75% in VA) NASDAQ FBSS All data provided as of December 31, 2008, unless otherwise noted. Source: NASDAQ as of March 27, 2009. Source: NASDAQ as of March 27, 2009. A subsidiary of Legg Mason. Percentage ownership as of last Form 13F filed with SEC on January 23, 2009. 5 FAUQUIER BANKSHARES, INC.

Industry Recognition Named #104 of "Top 200 Publicly-Traded Community Banks" in the June 2008 issue of U.S. Banker magazine, based on previous 3-year average ROE of 1,115 public institutions pooled. In October 2008, President & CEO Randy Ferrell was selected to serve as a panelist in the SEC roundtable concerning mark-to-market accounting. The panel discussions focused on the usefulness of mark-to-market accounting to investors and regulators, potential market behavior effects and whether aspects of current accounting standards may be improved. Mr. Ferrell discussed the impact an expansion of mark to market accounting valuation could have for community banks. 6 FAUQUIER BANKSHARES, INC.

Our Success Is a Result of Our Culture 7 FAUQUIER BANKSHARES, INC. Strategic Planning Teamwork Disciplined Execution (aka "Blocking and Tackling") Standards of Excellence Consistently Strong Credit Culture

Our Management Focus 8 FAUQUIER BANKSHARES, INC. Quality Growth Loan Portfolio Core Transaction Deposits Non-Interest Fee Income Wealth Management and Financial Planning Operational Management Increased Market Share

Our Customer Focus 9 FAUQUIER BANKSHARES, INC. To deliver a superior customer experience by enabling our retail and commercial customers to make the right choices when selecting financial products and services that best fit their needs and lifestyles, thereby empowering customers to achieve their financial goals.

Market Area 10 FAUQUIER BANKSHARES, INC.

Northern Virginia Marketplace Source: Weldon Cooper Center for Public Service 11 FAUQUIER BANKSHARES, INC.

Primary Market Area 12 FAUQUIER BANKSHARES, INC.

Northern Virginia Marketplace Virginia voted "No. 1 Most Business-Friendly State" by Forbes Magazine in 2006, 2007, and 2008. Also voted "Top State for Business" by CNBC in 2007. Strong population, economic, and employment growth Stable federal government presence Exceptional higher education Diverse industry employment, mostly "clean" industries High household income FAUQUIER BANKSHARES, INC. 13

14 Unemployment Rates FAUQUIER BANKSHARES, INC.

Strong Markets with Sustainable Growth 15 Northern Virginia-primarily Fauquier County, western Prince William County, and surrounding counties. FAUQUIER BANKSHARES, INC. County 2008 Population (Thousands) Percent Growth (2000 to 2008) 2008 Per Capita Income (USA=100) Fauquier 69.7 25.5% 128 Prince William 387.9 36.8% 122 Loudoun 289.1 72.8% 187 Source: Source: SNL - Data provided by ESRI based primarily on US Census data.

Fauquier County, Western Prince William County, and Manassas City Deposit Market Share FAUQUIER BANKSHARES, INC. 16 Financial Institution No. of Offices Deposits ($000) Market Share BB&T 16 $ 957,119 30.96% Fauquier Bank 8 388,713 12.57% Suntrust Bank 7 384,751 12.44% Wells Fargo (Wachovia) 5 328,259 10.62% Chevy Chase Bank 10 144,713 4.68% Bank of America 4 142,276 4.60% PNC Bank 5 132,065 4.27% Cardinal Bank 1 128,920 4.17% Virginia Commerce Bank 2 86,548 2.80% Other 17 Institutions 24 398,324 12.89% Total 82 $3,091,689 100% Source: FDIC - Deposit Market Share Report Data as of June 30, 2008. Source: FDIC - Deposit Market Share Report Data as of June 30, 2008. Source: FDIC - Deposit Market Share Report Data as of June 30, 2008. Source: FDIC - Deposit Market Share Report Data as of June 30, 2008. Source: FDIC - Deposit Market Share Report Data as of June 30, 2008. Source: FDIC - Deposit Market Share Report Data as of June 30, 2008. Source: FDIC - Deposit Market Share Report Data as of June 30, 2008.

Financial Condition FAUQUIER BANKSHARES, INC. 17

Asset and Loan Growth as of December 31, 2008 5-Year CAGR: 6.33% 5-Year CAGR: 8.08% FAUQUIER BANKSHARES, INC. 18 Financial data provided on an annual basis unless otherwise noted.

19 Loan Portfolio Loan Portfolio Average Daily Balances for Twelve Months Ended December 31, 2008 FAUQUIER BANKSHARES, INC.

Credit Quality FAUQUIER BANKSHARES, INC. Loan Losses, Net of Recoveries, as a Percentage of Total Loans Allowance for Loan Loss Coverage of Non-Performing Assets As a Percentage of Total Loans Non-performing Assets and Loans (and Repossessed Assets), as a Percentage of Total Loans 20

Capital Management (For Year Ended December 31) FAUQUIER BANKSHARES, INC. Total Risk-based Ratio Leverage Ratio Minimum Required: 4.00 Well Capitalized: 5.00 21

Deposit Portfolio FAUQUIER BANKSHARES, INC. Average Daily Balances for Twelve Months Ended December 31, 2008 22

Deposit Growth (Average YTD) 23 Transaction account defined as Demand Deposit Accounts and NOW Accounts. Data provided as of December 31. FAUQUIER BANKSHARES, INC.

FAUQUIER BANKSHARES, INC. 24

Negotiable Order of Withdrawal (NOW) (As a Percent of Average Assets) FAUQUIER BANKSHARES, INC. 25

26 Demand & NOW Deposits (As a Percent of Average Assets) FAUQUIER BANKSHARES, INC.

Financial Performance and Goals FAUQUIER BANKSHARES, INC. 27

28 Net Income (As a Percent of Average Assets) Peer Group - Bank Holding Companies with Consolidated Assets of $500MM - $1B (2008/2006) Peer Group - Bank Holding Companies with Consolidated Assets less than $500MM (2007/2005/2004) Source: BHC Performance Report - 12/31/2008 FAUQUIER BANKSHARES, INC.

Quarterly Margin Analysis FAUQUIER BANKSHARES, INC. 29

Margin Analysis - Peer Comparison 30 Peer Group - Bank Holding Companies with Consolidated Assets of $500MM - $1B (2008/2006) Peer Group - Bank Holding Companies with Consolidated Assets less than $500MM (2007/2005/2004) Sources: Bank Holding Companies Performance Report and FBSS Financials- 12/31/2008 FAUQUIER BANKSHARES, INC.

Cost of Funds - Peer Comparison 31 Peer Group - Bank Holding Companies with Consolidated Assets of $500MM - $1B (2008/2006) Peer Group - Bank Holding Companies with Consolidated Assets less than $500MM (2007/2005/2004) Sources: Bank Holding Companies Performance Report and FBSS Financials- 12/31/2008 FAUQUIER BANKSHARES, INC.

32 Return on Average Equity (ROE) FAUQUIER BANKSHARES, INC.

FAUQUIER BANKSHARES, INC. Financial Performance Quarterly Basis 33

Yield Curve FAUQUIER BANKSHARES, INC. (Spread Between 5 Year and 3 Month Treasury) Quarterly Annual 34

Total Non-Interest Income (As a Percent of Adjusted Operating Income) FAUQUIER BANKSHARES, INC. 35 Peer Group - Bank Holding Companies with Consolidated Assets of $500MM - $1B (2008/2006) Peer Group - Bank Holding Companies with Consolidated Assets less than $500MM (2007/2005/2004) Source: BHC Performance Report - 12/31/2008

Wealth Management ($Millions) FAUQUIER BANKSHARES, INC. Assets Under Management At Market Value Wealth Management Income ($Thousands) 36

Earnings Per Share, Diluted FAUQUIER BANKSHARES, INC. Financial data provided on an annual basis, unless otherwise noted. 37

Building Shareholder Value FAUQUIER BANKSHARES, INC. 38

Keys to Building Shareholder Value Consistently achieving our EPS growth and ROE goals: - EPS Growth: 10% or greater annually - ROE: 75th to 80th percentile of Federal Reserve peer group, usually 15.0% Maintain Strong Credit Quality Consistent Dividend Growth Build transaction account deposit base FAUQUIER BANKSHARES, INC. 39

Cash Dividends To pay a consistently growing cash dividend. Year 2008 2007 2006 2005 2004 2003 2002 Total Dividend $0.800 $0.790 $0.745 $0.645 $0.560 $0.480 $0.410 $4.430 Payout 78.1% 56.5% 46.2% 39.0% 37.6% 36.6% 34.5% Yield* 6.27% 4.63% 2.98% 2.58% 2.25% 2.09% 2.70% * Yield calculated as annual dividend divided by December 31st stock price. FAUQUIER BANKSHARES, INC. 40

Buybacks and Dividends as a Percentage of Net Income 41 FAUQUIER BANKSHARES, INC.

Stock Chart - Price/Tangible Book Value 42 FAUQUIER BANKSHARES, INC.

43 Stock Performance: Total Return Returns assume an initial investment of $100 at the market close of December 31, 2003 and reinvestment of dividends. FAUQUIER BANKSHARES, INC.

Virginia Peer Group Comparison

(All SNL Publicly Traded Virginia Banks & Bank Holding Companies with Total Assets Between $160 Million and $1,750 Million)

Institution (Peer Group):	Trading Symbol	Total Assets ($000)	ROAA (%)	ROAE (%)	Net Interest Margin (%)	Non-Int. Inc./Oper. Revenue (%)	NPAs/ Assets (%)	Reserves Loan (%)	Market Value ($M)	Price/ Book (%)	Current Dividend Yield (%)*
Cardinal Financial Corporation	CFNL	1,743,757	0.02	0.18	2.78	28.00	0.27	1.12	139.0	86.9	0.70
Commonwealth Bankshares, Inc.	CWBS	1,085,294	-0.39	-3.30	3.69	12.59	4.50	3.04	35.1	33.0	6.25
Eastern Virginia Bankshares, Inc.	EVBS	1,051,363	0.31	3.55	3.57	16.64	1.34	1.29	54.7	69.9	6.92
Middleburg Financial Corporation	MBRG	985,191	0.28	3.37	4.00	34.92	1.47	1.41	51.9	68.6	6.64
National Bankshares, Inc.	NKSH	935,374	1.51	12.52	4.10	21.60	0.35	1.02	128.2	116.4	4.43
C&F Financial Corporation	CFFI	855,657	0.51	6.39	5.86	38.27	2.51	2.87	41.8	64.4	9.02
Old Point Financial Corporation	OPOF	834,965	0.82	8.26	3.62	31.32	1.36	1.00	83.2	100.3	4.01
American National Bankshares Inc.	AMNB	789,184	1.02	7.79	3.87	23.67	0.91	1.37	96.8	94.8	5.78
Access National Corporation	ANCX	702,324	0.76	8.34	3.47	59.41	1.04	1.31	47.0	81.1	0.87
Valley Financial Corporation	VYFC	674,479	0.27	3.88	2.91	12.36	1.48	1.37	22.0	51.4	2.94
Monarch Financial Holdings, Inc.	MNRK	597,159	0.20	2.66	2.88	59.56	1.35	1.44	31.5	70.0	0.00
Alliance Bankshares Corporation	ABVA	572,849	-1.63	-21.29	2.46	9.60	2.66	1.56	10.2	27.5	0.00
Village Bank and Trust Financial Corp.	VBFC	572,408	0.11	1.57	3.25	23.95	2.00	1.28	18.8	40.8	0.00
Central Virginia Bankshares, Inc.	CVBK	486,268	-1.95	-32.45	3.16	19.12	2.38	1.29	10.4	51.2	5.25
Southern National Bancorp of Virginia, Inc.	SONA	431,924	0.29	1.75	3.26	9.85	1.04	1.40	44.2	64.2	0.00
First Capital Bancorp, Inc.	FCVA	431,706	0.04	0.48	2.90	6.31	1.53	1.36	17.2	48.5	0.00
Bank of Virginia	BOVA	203,712	-0.67	-7.48	2.91	5.96	0.27	1.89	10.3	63.2	0.00
First Bankshares, Inc.	SUFB	184,158	0.14	1.52	2.84	11.91	0.48	1.44	6.7	39.9	0.00
Bank of McKenney	BOMK	165,462	0.76	6.92	4.14	20.98	NA	1.03	10.6	61.0	4.91
Average:		**700,170**	**0.13**	**0.25**	**3.46**	**23.47**	**1.50**	**1.50**	**45.24**	**64.90**	**4.81**
Median:		**674,479**	**0.27**	**2.66**	**3.26**	**20.98**	**1.36**	**1.37**	**35.10**	**64.20**	**5.08**
Fauquier Bankshares, Inc.	**FBSS**	**514,515**	**0.73**	**8.65**	**4.19**	**24.45**	**0.83**	**1.09**	**39.5**	**94.5**	**7.27**

*Average and median include only those institutions with dividends paid.
Data provided as of December 31, 2008. Market pricing data as of 3/31/09.
Source: SNL

FAUQUIER BANKSHARES, INC. 44

Contact Information 45 FAUQUIER BANKSHARES, INC. Executive Contacts Randy K. Ferrell President & Chief Executive Officer randy.ferrell@fauquierbank.com Eric P. Graap Executive Vice President & Chief Financial Officer eric.graap@fauquierbank.com www.fauquierbank.com MAIN OFFICE THE PLAINS VIEW TREE BEALTON OLD TOWN MANASSAS SUDLEY ROAD NEW BALTIMORE CATLETT